Exhibit 16.1


                                                April 22, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


               RE:     China Wireless Communications, Inc.
                       (formerly I-Track, Inc.)
                       Commission File Number 333-49388

Gentlemen:


We have read the statements made by China Wireless Communications, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of April, 2003. We agree with the statements concerning our Firm in such Form 8-K.


                                                Very truly yours,


                                                /s/ REHMANN ROBSON
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